Exhibit 99.B(d)(59)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Aronson+Johnson+Ortiz, LP

As of July 1, 2003, as amended October 27, 2004, October 11, 2005, March 26, 2007,

July 6, 2007, December 17, 2008 and June       , 2009

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Value Fund

Tax Managed Large Cap Fund

U.S. Managed Volatility Fund

Large Cap Diversified Alpha Fund

Tax-Managed Managed Volatility Fund

Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Aronson+Johnson+Ortiz, LP

(the “Agreement”)

As of July 1, 2003, as amended October 27, 2004, October 11, 2005, March 26, 2007,

July 6, 2007, December 17, 2008 and June       , 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Value Fund	x.xx	%
Tax Managed Large Cap Fund	x.xx	%
U.S. Managed Volatility Fund	x.xx	%
Large Cap Diversified Alpha Fund	x.xx	%
Tax-Managed Managed Volatility Fund	x.xx	%
Large Cap Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

Name:	Name:

Title:	Title: